UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

            California                0-11767                 95-3793526

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Partnership” or “Registrant”), owns Deer Creek Apartments (the “Property”), a 288-unit apartment complex located in Plainsboro, New Jersey.

On August 5, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Lighthouse Property Investments, LLC, a New Jersey limited liability company (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of approximately $27,800,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is approximately $27,800,000 subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit of $250,000 to First American Title Insurance Company (the “Escrow Agent”) within one business day after the Effective Date.

FEASIBILITY PERIOD.  The feasibility period ends on September 4, 2009.  Within two business days after the feasibility period expires, the Purchaser is required to deliver to the Escrow Agent an additional deposit of $250,000.  If the Purchaser fails to notify the Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposits will become non-refundable.

LOAN ASSUMPTION AND APPROVAL PERIOD.  The parties agreed that the Purchaser would assume at closing the Partnership’s obligations with respect to the three mortgages encumbering the Property. The Purchaser is responsible for submitting the loan assumption application within 15 days after the Effective Date. The parties also agreed that if, as a condition to the issuance of the loan assumption and release, any one or more of the lenders requires a partial prepayment of the principal portion of one or more of the loans, the Purchaser shall notify the Partnership of the principal paydown amount and the aggregate principal balance of the loans that the lender is willing to assign at closing. If the reduced principal amount is equal to or greater than $20,625,000, then at closing, the Purchaser agreed to partially prepay the loans in the principal paydown amount. If the reduced principal amount is less than $20,625,000, the Partnership agreed to notify the Purchaser within ten days of receiving notice regarding whether the Partnership will agree to pay the portion of the principal paydown amount necessary to reduce the aggregate principal balance of the loans from $20,625,000 to the required amount.  If the Partnership agrees to pay such amount, then at closing, the Partnership will grant the Purchaser a credit for the amount.  If the Partnership does not agree to pay any such amount, the Purchaser may either (a) agree to pay the entire principal paydown amount or (b) terminate this Purchase Agreement.  If the Purchaser agrees to accept the assignment of the loans at the reduced principal amount, then at closing the Purchaser will pay the entire principal paydown amount required by the lenders.  If the Purchaser elects to terminate the Purchase Agreement, the deposits will be returned to the Purchaser, the Purchaser will be reimbursed for its direct and actual out-of-pocket expenses and costs in connection with the transaction (not to exceed $50,000 in aggregate) and the Purchase Agreement will be of no further force or effect.

If a prepayment penalty associated with a paydown is equal to or less than $200,000, then at closing the Purchaser will pay the first $100,000 of the prepayment penalty and the Partnership will pay the next $100,000. If the Purchaser does not obtain the prepayment penalty amount in connection with the loan assumption and release, the Partnership will provide the Purchaser with the Partnership’s good faith estimate of the prepayment penalty. If the prepayment penalty exceeds $200,000, then the Partnership will notify the Purchaser as to whether or not the Partnership agrees to pay that portion of the prepayment penalty that exceeds $200,000.  If the Partnership agrees to pay the portion of the prepayment penalty that exceeds $200,000, at closing the Partnership will pay the portion of the prepayment penalty that exceeds $200,000.  If the Partnership does not agree to pay the portion of the prepayment penalty that exceeds $200,000, the Purchaser will deliver a written notice to the Partnership pursuant to which the Purchaser will either (a) agree to pay that portion of the prepayment penalty that exceeds $200,000 or (b) terminate the Purchase Agreement.   If the Purchaser agrees to pay the portion of the prepayment penalty that exceeds $200,000, at closing the Purchaser will pay the portion of the prepayment penalty that exceeds $200,000. If the Purchaser elects to terminate this Purchase Agreement, then the deposit will be promptly returned to the Purchaser and this Purchase Agreement will be of no further force or effect.

CLOSING.  The expected closing date of the transaction is the earlier of 30 days after the Purchaser obtains lender approval or October 19, 2009.  If the Purchaser obtains lender approval on or after September 21, 2009 but before October 19, 2009, the closing will be extended to 30 days after the loan approval is received. The Purchaser has the right to one 30-day extension of the closing date by delivering written notice to the Partnership no later than five days prior to the closing date together with an additional deposit of $136,250 to the Escrow Agent. The Partnership has the right to extend the closing date an additional 30 days after the Purchaser obtains lender approval or, no later than November 18, 2009, in order to complete documentation of all documents necessary to accomplish the loan assumption and release. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Partnership agreed to pay any transfer taxes (except any mansion taxes), the cost of recording any instruments required to discharge any liens or encumbrances against the Property, the cost to omit title exceptions which the Partnership is required to omit or cure, and the base premium related to the title policy. The Purchaser agreed to pay any recording fees and taxes associated with new debt obtained by the Purchaser in connection with the sale, the balance of costs related to the title policy and any mansion taxes.  The Partnership and the Purchaser agreed to share equally any escrow fees.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the closing date in excess of $1,000,000 is not the obligation of the Partnership. The Partnership agreed to notify the Purchaser in writing of such damage or destruction, and Purchaser may within 10 days notify the Partnership in writing of its election to terminate the contract.  With respect to any loss or damage equal to or less than $1,000,000, the Partnership agreed to either complete repairs if possible prior to the closing date or assign any insurance proceeds to the Purchaser.  The Partnership agreed to maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Partnership and neither party will be obligated to proceed with the purchase and sale.  The Partnership expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or, (ii) subject to certain conditions, seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.43       Purchase and Sale Contract between Angeles Income Properties, Ltd. II, a California limited partnership and Lighthouse Property Investments, LLC, a New Jersey limited liability company, dated August 5, 2009. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Partnership acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Partnership may be found elsewhere in this Form 8-K and the Partnership’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: August 11, 2009